POWER OF ATTORNEY




KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes, designates and appoints Howard Surloff, Janey Ahn, Denis Molleur, Edward Baer, Douglas McCormack and Aaron Wasserman of BlackRock, Inc., and Michael Hoffman, Cheri Hoff, Michael D. Saarinen and George Ching of Skadden, Arps, Slate, Meagher & Flom LLP as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution and full power to act alone and without the other, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all statements on Form ID (including, but not limited to, obtaining the Central Index Key ("CIK") and the CIK confirmation code ("CCC") from the Securities and Exchange Commission), Form 3, Form 4 and Form 5 and any successor forms adopted by the Securities and Exchange Commission, as may be required by the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940 and the rules thereunder, and requisite documents in connection with such statements, respecting each BlackRock closed-end investment company listed on Annex A hereto and as may be formed from time to time.


This power of attorney supersedes any previous versions of same, and shall be valid from the date hereof until revoked by the undersigned, and shall be automatically revoked with respect to any attorney in the event that such attorney is no longer affiliated with Skadden, Arps, Slate, Meagher & Flom LLP or BlackRock, Inc. or its affiliates (as the case may be).


IN WITNESS WHEREOF, the undersigned has executed this instrument as of the 5th day of June 2009.






   By:   /s/ Brendan Kyne
      Brendan Kyne





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ANNEX A


1  BlackRock Dividend Achievers Trust  BDV
2  BlackRock EcoSolutions Investment Trust  BQR
3  BlackRock Enhanced Capital and Income Fund, Inc.  CII
4  BlackRock Enhanced Dividend Achievers Trust  BDJ
5  BlackRock Energy and Resources Trust  BGR
6  BlackRock Global Equity Income Trust   BFD
7  BlackRock Global Opportunities Equity Trust  BOE
8  BlackRock Health Sciences Trust  BME
9  BlackRock International Growth and Income Trust  BGY
10 BlackRock Preferred & Corporate Income Strategies Fund, Inc. PSW 11 BlackRock Preferred and Equity Advantage Trust BTZ
12  BlackRock Preferred Income Strategies Fund, Inc.  PSY
13  BlackRock Preferred Opportunity Trust  BPP
14  BlackRock Real Asset Equity Trust  BCF
15  BlackRock S&P Quality Rankings Global Equity Managed Trust  BQY
16  BlackRock Strategic Dividend Achievers Trust  BDT
17  BlackRock World Investment Trust  BWC
18  BlackRock Apex Municipal Fund, Inc.  APX
19  BlackRock California Insured Municipal Income Trust  BCK
20 BlackRock California Investment Quality Municipal Trust, Inc. RAA 21 BlackRock California Municipal Income Trust BFZ
22  BlackRock California Municipal Bond Trust  BZA
23  BlackRock California Municipal Income Trust  BFZ
24  BlackRock California Municipal Income Trust II  BCL
25  BlackRock Insured Municipal Income Investment Trust  BAF
26  BlackRock Investment Quality Municipal Income Trust  RFA
27  BlackRock Florida Municipal 2020 Term Trust  BFO
28  BlackRock Municipal Bond Investment Trust  BIE
29  BlackRock Municipal Income Investment Trust  BBF
30  BlackRock Insured Municipal Income Trust  BYM
31  BlackRock Insured Municipal Term Trust, Inc.  BMT
32  BlackRock Investment Quality Municipal Trust, Inc.  BKN
33  BlackRock Long-Term Municipal Advantage Trust  BTA
34  BlackRock Maryland Municipal Bond Trust  BZM
35  The Massachusetts Health & Education Tax Exempt Trust  MHE
36  BlackRock Muni Intermediate Duration Fund, Inc.  MUI
37  BlackRock Muni New York Intermediate Duration Fund, Inc.  MNE
38  BlackRock MuniAssets Fund, Inc.  MUA
39  BlackRock Municipal 2018 Term Trust  BPK
40  BlackRock Municipal 2020 Term Trust  BKK
41  BlackRock Municipal Bond Trust  BBK
42  BlackRock Municipal Income Trust  BFK
43  BlackRock Municipal Income Trust II  BLE
44  BlackRock MuniEnhanced Fund, Inc.  MEN
45  BlackRock MuniHoldings California Insured Fund, Inc.  MUC
46  BlackRock MuniHoldings Insured Investment Fund  MFL
47  BlackRock MuniHoldings Fund II, Inc.  MUH
48  BlackRock MuniHoldings Fund, Inc.  MHD
49  BlackRock MuniHoldings Insured Fund II, Inc.  MUE
50  BlackRock MuniHoldings Insured Fund, Inc.  MUS
51  BlackRock MuniHoldings New Jersey Insured Fund, Inc.  MUJ
52  BlackRock MuniHoldings New York Insured Fund, Inc.  MHN
53  BlackRock MuniVest Fund II, Inc.  MVT
54  BlackRock MuniVest Fund, Inc.  MVF
55  BlackRock MuniYield Arizona Fund, Inc.  MZA
56  BlackRock MuniYield California Fund, Inc.  MYC
57  BlackRock MuniYield California Insured Fund, Inc.  MCA
58  BlackRock MuniYield Investment Fund  MYF
59  BlackRock MuniYield Insured Investment Fund  MFT
60  BlackRock MuniYield Fund, Inc.  MYD
61  BlackRock MuniYield Insured Fund, Inc.  MYI
62  BlackRock MuniYield Michigan Insured Fund II, Inc.  MYM
63  BlackRock MuniYield Michigan Insured Fund, Inc.  MIY
64  BlackRock MuniYield New Jersey Fund, Inc.  MYJ
65  BlackRock MuniYield New Jersey Insured Fund, Inc.  MJI
66  BlackRock MuniYield New York Insured Fund, Inc.  MYN
67  BlackRock MuniYield Pennsylvania Insured Fund  MPA
68  BlackRock MuniYield Quality Fund II, Inc.  MQT
69  BlackRock MuniYield Quality Fund, Inc.  MQY
70 BlackRock New Jersey Investment Quality Municipal Trust, Inc. RNJ 71 BlackRock New Jersey Municipal Bond Trust BLJ
72  BlackRock New Jersey Municipal Income Trust  BNJ
73  BlackRock New York Insured Municipal Income Trust  BSE
74 BlackRock New York Investment Quality Municipal Trust, Inc. RNY 75 BlackRock New York Municipal 2018 Term Trust BLH
76  BlackRock New York Municipal Bond Trust  BQH
77  BlackRock New York Municipal Income Trust  BNY
78  BlackRock New York Municipal Income Trust II  BFY
79  BlackRock Pennsylvania Strategic Municipal Trust  BPS
80  BlackRock Strategic Municipal Trust  BSD
81  BlackRock Virginia Municipal Bond Trust  BHV
82  BlackRock Debt Strategies Fund, Inc.  DSU
83  BlackRock Diversified Income Strategies Fund, Inc.  DVF
84  BlackRock Floating Rate Income Strategies Fund, Inc.  FRA
85  BlackRock Floating Rate Income Strategies Fund II, Inc.  FRB
86  Master Senior Floating Rate LLC
87  BlackRock Senior Floating Rate Fund, Inc.
88  BlackRock Senior Floating Rate Fund II, Inc.
89  BlackRock Senior High Income Fund, Inc.  ARK
90  BlackRock Broad Investment Grade 2009 Term Trust, Inc.  BCT
91  BCT Subsidiary, Inc.
92  BlackRock Core Bond Trust  BHK
93  BlackRock Floating Rate Income Trust  BGT
94  BlackRock High Income Shares  HIS
95  BlackRock High Yield Trust  BHY
96  BlackRock Income Opportunity Trust, Inc.  BNA
97  BlackRock Income Trust, Inc.  BKT
98  BlackRock Limited Duration Income Trust  BLW
99  BlackRock Strategic Bond Trust  BHD
100  BlackRock Corporate High Yield Fund, Inc.  COY
101  BlackRock Corporate High Yield Fund III, Inc.  CYE
102  BlackRock Corporate High Yield Fund V, Inc.  HYV
103  BlackRock Corporate High Yield Fund VI, Inc.  HYT
104  BlackRock Enhanced Government Fund, Inc.  EGF
105  BlackRock Defined Opportunity Credit Trust  BHL
106  BlackRock Fixed Income Value Opportunities
107  BlackRock Core Alternatives Portfolio LLC
108  BlackRock Core Alternatives TEI Portfolio LLC
109  BlackRock Core Alternatives Master Portfolio LLC
110  BlackRock Legacy Securities Public-Private Trust